UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2014

DECISIONPOINT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54200	37-1644635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8697 Research Drive
Irvine, CA 92618
(Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

On September 10, 2014, the Board of Directors of DecisionPoint Systems, Inc (the “Registrant”) caused the Registrant to file a proxy statement with the Securities Exchange Commission (the “SEC”) in preparation for notifying its shareholders of, and conducting, an annual meeting of shareholders on October 15, 2014. The Registrant’s proxy statement proposed the reelection of the incumbent members of the Board and the election of a new, additional director, James F. DeSocio.

On September 16, 2014, shareholders Michael N. Taglich and Robert F. Taglich filed a preliminary proxy statement contesting the Registrant’s director slate and proposing an alternative slate of directors to be elected at the October 15, 2014 meeting.

Effective as of the close of business on October 3, 2014, the Registrant’s incumbent directors and Messrs. Michael and Robert Taglich reached a settlement of their differences. Pursuant to the settlement, five of the incumbent directors, Board Chairman Lawrence Yelin and Board members Jay B. Sheehy, David M. Rifkin, Marc Ferland and Donald Dalicandro, have resigned from the Board; James F. DeSocio has been appointed to the Board; and Donald Dalicandro has been authorized to serve as a Board observer until the end of the term during which he is eligible, under his employment agreement with the Registrant, to remain as a member of the Board. Thereafter, remaining incumbent director Robert Schroeder and new director Mr. DeSocio appointed the following four additional individuals as directors (all of whom were members of the alternative director slate proposed by Messrs. Michael and Robert Taglich): Michael N. Taglich, John Guttilla, Stanley P. Jaworski and Paul A. Seid. As a result of the foregoing, the Board currently consists of Mr. Schroeder, who is serving as Interim Chairman, and Messrs. DeSocio, Michael Taglich, Guttilla, Jaworski and Seid, with Mr. Dalicandro as an observer. The new Board expects to finalize committee memberships in due course.

In addition to the foregoing, the Registrant’s directors have determined to reschedule the Registrant’s annual shareholders meeting October 28, 2014 at 10:00AM Eastern time. The meeting will be held at the Courtyard by Marriott, New York LaGuardia Airport, 90-10 Grand Central Parkway, East Elmhurst, NY 11369. (Because the October 15, 2014 date for the meeting was originally set as part of the settlement of a court action brought by Michael Taglich to compel the holding of the meeting, the Company and Mr. Taglich have executed a stipulation that the meeting may be rescheduled as indicated above, and will provide that stipulation to the court.) The Registrant expects that, in the near future, it will publicly file with the SEC, and distribute to its shareholders, a revised proxy statement that will propose the election by the Registrant’s stockholders of the current, newly appointed directors.

None of the resignations of the incumbent directors named above was as a result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

The Registrant has issued a press release dated October 6, 2014, addressing the changes in Board membership and the expected rescheduling of the annual meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: October 7, 2014	By:	/s/ Michael P. Roe
Name: Michael P. Roe
Title: Chief Financial Officer

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